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Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-186623 on Form S-4 of (1) our reports dated March 1, 2013, relating to the consolidated financial statements of Copano Energy, L.L.C. and the effectiveness of Copano Energy, L.L.C.'s internal control over financial reporting and (2) our reports dated March 1, 2013, relating to the financial statements of Bighorn Gas Gathering, L.L.C. and Eagle Ford Gathering LLC, all appearing in the Annual Report on Form 10-K of Copano Energy, L.L.C. for the year ended December 31, 2012, and (3) our report dated February 29, 2012 relating to the financial statements of Fort Union Gas Gathering, L.L.C. appearing in the Annual Report on Form 10-K of Copano Energy, L.L.C. for the year ended December 31, 2011, appearing in the Proxy Statement/Prospectus, which is part of this registration statement. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 18, 2013

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  Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM